Exhibit 23.10


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 1, 1996, on the financial statements of Dutchess County Cellular Telephone Company, Inc. as of December 31, 1995, and for the year then ended, (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 2 to PriCellular Corporation's registration statement on Form S-4 (File No. 33-91006).



                                                    /s/ Arthur Andersen LLP

Chicago, Illinois
January 21, 1997